INVESTMENT AGREEMENT

This Investment Agreement (this "Agreement") is dated as of October 12, 2007, among Oceanaut, Inc., a Marshall Islands corporation (the "Company"), and the purchasers identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

WHEREAS, pursuant to the terms of the Master Agreement, dated as of October 12, 2007 (the “Master Agreement”), by and among the Company and the entities listed on Schedule I thereto (the “Sellers”), the Sellers have agreed to sell, and the Company or its subsidiary nominees has agreed to purchase, each of the Seller’s right, title and interest in and to the nine vessels listed on Schedule 1 thereto (collectively, the “Vessel Sale and Purchase”) in accordance with the terms and conditions of the Master Agreement and the Memoranda of Agreement applicable to each such vessel, each entered into as of the date hereof, for the aggregate purchase price of $700,000,000; and

WHEREAS, pursuant to the Master Agreement and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investors and the Investors desire to purchase from the Company an aggregate of 10,312,500 shares of the Company’s Common Stock (the “Shares”) at a price per share of $8.00, for an aggregate investment amount of $82,500,000 (the “Investment”); and

WHEREAS, upon the cessation of any applicable lock-up period, the Company shall file a shelf registration covering the resale by the Investors of the Shares and all other shares of the Company’s common stock then owned by the Investors, all in accordance with the terms and conditions of the Registration Rights Agreement in the form of Exhibit A hereto;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 and, in addition, as to each Investor, such other Investor.

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York, London, England or Athens, Greece are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

"Closing Date" means the date of the Closing, which date shall be the same day as the Initial Closing Date (as defined in the Master Agreement) occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.2 hereof.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

"Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Investment Amount" means, with respect to each Investor, the investment amount indicated below such Investor's name on the signature page of this Agreement.

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Master Agreement” has the meaning set forth in the recitals.

"Per Share Purchase Price" equals $8.00.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proxy Statement” means the definitive proxy statement to be filed by the Company with the SEC with respect to the transactions contemplated by the Master Agreement.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities” means the Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Vessel Sale and Purchase” has the meaning set forth in the recitals.

“Vessel Sale and Purchase Transaction” means the sale and purchase of nine vessels in accordance with the terms and conditions of the Master Agreement and the Memoranda of Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.

(a) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 or at such other location or time as the parties shall mutually agree.

(b) On the Closing Date, each Investor shall deliver its Investment Amount, in United States dollars and in immediately available funds simultaneously with the Initial Closing of the Vessel Sale and Purchase Transaction. In no event shall the Investors receive any Shares if the Initial Closing of the Vessel Sale and Purchase Transaction does not occur.

2.2 Closing Conditions. a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i) a certificate evidencing a number of Shares registered in the name of such Investor or a book-entry transfer of the Shares to such Investor equal to such Investor’s Investment Amount divided by the Per Share Purchase Price;

(ii) the legal opinion of Company Counsel, in a form reasonably acceptable to the Investors, upon advice of their counsel; and

(iii) the Registration Rights Agreement, duly executed by the Company.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i) the Registration Rights Agreement, duly executed by such Investor.

(c) The obligations of each party at the Closing to consummate the transactions contemplated at such Closing shall be subject to the fulfillment, or waiver by the parties, of each of the following conditions:

(i) from the date that is five (5) Business Days prior to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, during such time, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(ii) the approval by the Company’s shareholders of the issuance of the Shares shall have been obtained;

(iii) on or prior to the Closing Date, the Vessel Sale and Purchase Transaction shall have been approved by the Company’s shareholders; and

(iv) the satisfaction or waiver of each of the applicable conditions set forth in Article VIII of the Master Agreement.

(d) The respective obligations of the Investors at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Investors, of the conditions that all representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Company shall have performed all its covenants and agreements to be performed on or prior to the Closing Date.

(e) The obligations of the Company at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Company, of the conditions that all representations and warranties of the Investors contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Investors shall have performed all of their covenants and agreements to be performed on or prior to the Closing Date.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor on the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority, and has taken all requisite corporate action, other than as set forth in Section 2.2(c) with respect to the need for shareholders approval of the issuance of the Shares in compliance with the rules of the American Stock Exchange, to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) as limited by public policy.

(c) No Conflicts. Other than the need for shareholders approval of the issuance of the Shares pursuant to the rules of the American Stock Exchange, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Filings, Consents and Approvals. Other than the requirement to obtain shareholders approval of the issuance of the Shares pursuant to the rules of the American Stock Exchange, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) the filing with the Commission of the Registration Statement in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of a Form D with the Commission and such filings required by state securities laws, which the Company will promptly, and in any event prior to the Effectiveness Date under the Registration Statement, make, (iii) the application(s) to each Trading Market for the listing of the shares of Common Stock to be sold hereunder for trading thereon in the time and manner required thereby, (iv) the filings required in accordance with Section 4.4, and (v) such other filings as may be required following the Closing Date under the Securities Act and the Exchange Act.

(e) Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock all of the Shares issuable pursuant to this Agreement.

(f) Capitalization. The capitalization of the Company conforms as to legal matters to the description thereof contained in the Company’s most recent periodic report filed with the Commission and in the Proxy Statement. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Shares and except as described in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible, exercisable or exchangeable into shares of Common Stock. The issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(i) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as set forth in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(j) Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business.

(k) Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors as contemplated hereby. Upon satisfaction of the condition set forth in Section 2.2(c) hereof with respect to shareholders approval of the issuance of the Shares, the issuance and sale of the Shares hereunder will not contravene the rules and regulations of the Trading Market.

(l) Listing and Maintenance Requirements. The Company has not received any notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the applicable Trading Market, including the Eligibility Rules thereunder. Upon satisfaction of the condition set forth in Section 2.2(c) hereof with respect to shareholders approval of the issuance of the Shares, the issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

(m) Registration Rights. Other than each of the Investors, and as disclosed in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(b) Investment Intent. Such Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account for investment purposes only and not with a present view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other person or persons regarding the distribution of such Shares (this representation and warranty not limiting such Investor’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Investor has not engaged, during the one month prior to the date of this Agreement, in any short sales with respect to the Common Stock. The Investor further represents that, between the time it became aware of the transactions contemplated by this Agreement and the public announcement of this Agreement or the termination hereof, it has not engaged and will not engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock.

(c) Investor Status/Residence. At the time such Investor was offered the Shares, it was, and at the date hereof it is (a) an “accredited investor” as defined in Rule 501(a) under the Securities Act, and/or (b) not a U.S. Person as defined in Regulation S under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

(e) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor’s business and/or legal counsel in making such decision.

(h) No Tax or Legal Advice. Such Investor understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(i) Short Sales. Each Investor represents that from the date that it was approached to participate in the transaction contemplated by this Agreement through the Closing Date, neither it nor its affiliates have engaged in any trades with respect to, or made any net Short Sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a net Short Sale of the Common Stock. For the purposes of this Agreement, “Short Sale” by an Investor means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Investor has no equivalent offsetting long position in the Common Stock, exclusive of the Shares. For purposes of determining whether an Investor has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Investor (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Investor.

The Company acknowledges and agrees that each Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer; Lock-Up.

(a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement and the Registration Rights Agreement.

(b) Each Investor hereby agrees that, without the prior written consent of the Company, it will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any of the Shares and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any of the Shares (in each case within the meaning of Section 16 of the Exchange Act, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any of the Shares, whether or not such transaction is to be settled by delivery of Shares, other securities, cash only, for a period of one hundred and eighty (180) days commencing on the date of issuance of the Shares; provided, however, that, notwithstanding the foregoing, the Investors shall be permitted to transfer all or any portion of the Shares among themselves or to any Affiliate; provided, further, that prior to any such transfer, the transferor, at its expense, shall provide to the Company an opinion of counsel reasonably acceptable to the Company to the effect that that such transfer would not require registration under the Securities Act. Each Investor hereby further agrees to cause each holder of Shares to enter into a lock-up agreement giving effect to the provisions of this Section 4.1(b) immediately upon such holder’s acquisition of the Shares.

(c) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(d):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, UPON REQUEST, DELIVERY OF AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED TO A FINANCIAL INSTITUTION LENDER AS COLLATERAL FOR A LOAN.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares as a bona fide pledge to a financial institution lender as collateral for a loan, including pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(d) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(c)): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement) so long as the purchaser of the Shares is not an Affiliate of the Company, or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) provided in the case of (iv), however, that the beneficial owner of the Shares is not an Affiliate of the Company. Following such time as restrictive legends are not required to be placed on certificates representing Shares, the Company will, not later than five Trading Days following the delivery by an Investor to the Company or the Company's transfer agent of a certificate representing such Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2 Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell such Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. No later than 5:30 p.m. (New York time) on the second Business Day following the date of this Agreement, the Company shall issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated by the Master Agreement and hereby and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated thereby and hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.

4.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder as described in the Company’s Proxy Statement.

4.7 Reservation of Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.8 Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date applicable to such Shares and the three (3) month anniversary of the Closing Date) to list the applicable Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Common Stock sold hereunder.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. Each Investor and the Company shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares under this Agreement.

5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, and the Master Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Oceanaut, Inc. 17th Km National Road Athens-Lamia & Finikos Street 145 64 Nea Kifisia Athens, Greece Facsimile: +30-210-620-9528 Attention: Chief Executive Officer

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 Attn: Kenneth R. Koch, Esq. Facsimile: (212) 983-3115

If to an Investor:	To the address set forth under such Investor's name on the signature pages hereof;

With a copy to:	Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 Attn: Robert E. Lustrin, Esq. Facsimile: (212) 480-8421

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and a majority-in-interest of the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Investors."

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 (as to each Investor Party).

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OCEANAUT, INC. By: /s/ Christopher Georgakis Name: Christopher C. Georgakis Title: President and Chief Executive Officer

(Remainder of page intentionally left blank. Signature pages for the Investors to follow.)

Signature page to
Investment Agreement dated as of October 12, 2007

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first written above.

UNITED CAPITAL INVESTMENT CORP.

By: /s/ Evan J. Breibart
Name: Evan J. Breibart
Title: Attorney-in-fact

Number of Shares: 2,578,125
Investment Amount: $20,625,000
Address for Notice: 11 Poseidonos Avenue, 16777 Elliniko,
Athens, Greece.

ATRION SHIPHOLDING S.A.

By: /s/ Evan J. Breibart
Name: Evan J. Breibart
Title: Attorney-in-fact

Number of Shares: 2,578,125
Investment Amount: $20,625,000

Address for Notice: 11 Poseidonos Avenue, 16777 Elliniko,
Athens, Greece.

PLAZA SHIPHOLDING CORP.

By: /s/ Evan J. Breibart
Name: Evan J. Breibart
Title: Attorney-in-fact

Number of Shares: 2,578,125
Investment Amount: $20,625,000

Address for Notice: 11 Poseidonos Avenue, 16777 Elliniko,
Athens, Greece.

Signature page to
Investment Agreement dated as of October 12, 2007

COMET SHIPHOLDING INC.

By: /s/ Evan J. Breibart
Name: Evan J. Breibart
Title: Attorney-in-fact

Number of Shares: 2,578,125
Investment Amount: $20,625,000

Address for Notice: 11 Poseidonos Avenue, 16777 Elliniko,
Athens, Greece.

Signature page to
Investment Agreement dated as of October 12, 2007

EXHIBIT A

FORM OF
REGISTRATION RIGHTS AGREEMENT